                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               HECHINGER COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

--------------------------------------------------------------------------------

HECHINGER COMPANY
1801 MCCORMICK DRIVE
LARGO, MARYLAND 20774
------------------------
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 10, 1997                                               (LOGO)

                                                                    May 12, 1997

To Our Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders of HECHINGER COMPANY, which will be held at the Albany Marriott Hotel, 189 Wolf Road, Albany, New York, on Tuesday, June 10, 1997, at 9:00 a.m. At the meeting, stockholders will act on the following matters:

     (1) Election of nine directors to hold office until the next Annual Meeting and until their successors are elected and qualified;

     (2) Ratification of the appointment of Ernst & Young LLP as the Company's independent public accountants for the current fiscal year;

     (3) Consideration of a stockholder proposal; and

     (4) Any other business as may properly come before the meeting or any adjournments or postponements thereof.

     Only stockholders of record at the close of business on April 15, 1997 are entitled to notice of, and to vote at, this meeting and any adjournments or postponements thereof. Such stockholders may vote in person or by proxy.

     Whether or not you plan to attend the meeting, it is important that you promptly complete, sign, date and return the accompanying proxy in the enclosed envelope at your earliest convenience.

                                    By Order of the Board of Directors,

                                    /s/ MARK R. ADAMS
                                    -----------------------------------

                                    Mark R. Adams
                                    Senior Vice President,
                                    Treasurer & Secretary

                               HECHINGER COMPANY
                             LARGO, MARYLAND 20774

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

     The enclosed proxy is being solicited by the Board of Directors of Hechinger Company (the "Company") in connection with the Company's Annual Meeting of Stockholders (the "Annual Meeting") to be held on June 10, 1997, and at any adjournments or postponements thereof. To assure adequate representation at the Annual Meeting, stockholders are requested to sign, date and return promptly the enclosed proxy. Only stockholders of record at the close of business on April 15, 1997 (the "Record Date") will be entitled to vote at the meeting. These proxy materials are first being mailed to stockholders of the Company on or about May 12, 1997.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Hechinger Company, 1801 McCormick Drive, Largo, Maryland 20774, Attention: Secretary, or hand delivered to the Secretary of the Company at or before the taking of the vote at the Annual Meeting.

     If a proxy is signed with a preference indicated thereon, the corresponding shares will be voted accordingly, but if no choice has been specified, the shares will be voted FOR the election of the directors nominated herein, FOR the ratification of the appointment of the independent public accountants set forth herein, and AGAINST approval of the stockholder proposal. Stockholders' votes cast at the meeting in person or by proxy will be tallied by the Company's transfer agent. The presence in person or by proxy of holders of record of a majority of the total number of votes attributable to all shares of Common Stock outstanding and entitled to vote is required to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining whether the quorum requirements are satisfied.

                        ITEM 1 -- ELECTION OF DIRECTORS

     Nine directors are to be elected by plurality vote at the Annual Meeting, each to hold office until the next Annual Meeting and until his or her successor is elected and qualified. In tabulating the vote, abstentions and broker non-votes will be disregarded and will have no effect on the outcome of the vote. It is the intention of the persons named in the enclosed proxy to vote such proxy for the selection of the nominees listed below, unless authority to do so is withheld. All nominees are now directors of the Company and have served continuously since their first election. In the event that any nominee should be unable to accept the position of director, which is not anticipated, it is intended that the persons named in the proxy will vote such proxy for the election of such other person in the place of such nominee for the position of director as the Board may recommend.

                                                           YEAR
                                                          FIRST
                                                         ELECTED
                                     NAME          AGE   DIRECTOR
                           ---------------------------   --------

                           John W. Hechinger       77     1959      Mr. Hechinger joined Hechinger Company
       PHOTO No. 1                                                  in 1945. He became President of the
                                                                    Company in 1958. He served as
                                                                    Co-Chairman and Co-Chief Executive from
                                                                    1986 until 1990, and Chairman of the
                                                                    Board until 1995. He currently serves
                                                                    as Chairman of the Executive Committee
                                                                    of the Board of Directors.
                           Kenneth J. Cort         55     1995      Mr. Cort joined Hechinger Company in
       PHOTO No. 2                                                  December 1992 as President of its
                                                                    Hechinger Stores subsidiary. In August
                                                                    1995 when the Company announced the
                                                                    consolidation of its two primary
                                                                    operating subsidiaries, he was named
                                                                    President and Chief Operating Officer
                                                                    of Hechinger Company. Prior to joining
                                                                    the Company, Mr. Cort served as Chief
                                                                    Operating Officer of Ames Department
                                                                    Stores since April 1991.

                           John W. Hechinger, Jr.  47     1984      Mr. Hechinger, Jr., joined Hechinger
       PHOTO No. 3                                                  Company in 1972. He served in various
                                                                    positions with the Company before
                                                                    becoming Vice President -- Corporate
                                                                    Development in 1982. In 1986 he was
                                                                    named President and Chief Operating
                                                                    Officer and was elected Chief Executive
                                                                    Officer in 1990. Mr. Hechinger, Jr. was
                                                                    named Chairman of the Board in August
                                                                    1995.
                           S. Ross Hechinger       45     1984      Mr. Hechinger joined Hechinger Company
       PHOTO No. 4                                                  in 1974. He served in various positions
                                                                    with the Company before becoming Vice
                                                                    President -- Distribution in 1982. In
                                                                    1986 he was promoted to Senior Vice
                                                                    President. He served as Senior Vice
                                                                    President -- Information Systems and
                                                                    Logistics for the Hechinger Stores
                                                                    subsidiary until January 1994, when he
                                                                    became Senior Vice
                                                                    President -- Administration for the
                                                                    Company.

                                                           YEAR
                                                          FIRST
                                                         ELECTED
                                     NAME          AGE   DIRECTOR
                           ---------------------------   --------

                           Ann D. Jordan           62     1990      Ms. Jordan is a former Associate
       PHOTO No. 5                                                  Fieldwork Professor, SSA, University of
                                                                    Chicago, and former Director of Social
                                                                    Services, University of Chicago Medical
                                                                    Center. She also serves on the board of
                                                                    directors of Automatic Data Processing,
                                                                    Inc., Johnson & Johnson Corporation,
                                                                    Salant Corporation, and The Travelers,
                                                                    Inc.

                           W. Clark McClelland     58     1979      Mr. McClelland joined Hechinger Company
       PHOTO No. 6                                                  in 1975. He served as Vice President,
                                                                    Treasurer and Secretary from 1983 until
                                                                    being named Senior Vice President in
                                                                    1986. Mr. McClelland was named
                                                                    Executive Vice President in March 1993.
                                                                    He currently serves as Executive Vice
                                                                    President and Chief Financial Officer.

                           Robert S. Parker        59     1996      Dr. Parker is dean of the Georgetown
       PHOTO No. 7                                                  School of Business. Prior to joining
                                                                    Georgetown in 1986, Dr. Parker was a
                                                                    partner at McKinsey & Company, an
                                                                    international management consulting
                                                                    firm. Dr. Parker also serves on the
                                                                    board of directors of Back Bay
                                                                    Restaurant Group, Inc.

                           Melvin A. Wilmore       51     1995      Mr. Wilmore is a Director and President
       PHOTO No. 8                                                  and Chief Operating Officer of Ross
                                                                    Stores, Inc. Prior to being elected
                                                                    President in 1993, Mr. Wilmore served
                                                                    as Executive Vice President and Chief
                                                                    Operating Officer. Prior to joining
                                                                    Ross Stores in December 1991, Mr.
                                                                    Wilmore was President and Chief
                                                                    Executive Officer of Live Specialty
                                                                    Retail, a division of LIVE
                                                                    Entertainment, Inc.

                                                           YEAR
                                                          FIRST
                                                         ELECTED
                                     NAME          AGE   DIRECTOR
                           ---------------------------   --------

                           Alan J. Zakon           61     1990      Mr. Zakon is a Director and Vice
       PHOTO No. 9                                                  Chairman of Autotote Corporation. Prior
                                                                    to joining Autotote in 1995, Mr. Zakon
                                                                    was a Managing Director at Bankers
                                                                    Trust Company since 1989 and prior to
                                                                    that, Chief Executive of the Boston
                                                                    Consulting Group. Mr. Zakon also serves
                                                                    on the board of directors of Arkansas-
                                                                    Best Corporation.

COMMITTEES OF THE BOARD AND MEETINGS

     The Audit Committee of the Board reviews and acts upon or reports to the Board with respect to the Company's accounting principles and accounting procedures, financial reporting standards and practices and its internal control and recordkeeping practices. The Audit Committee, which presently consists of Ms. Ann D. Jordan, Chairman, and Messrs. Robert S. Parker and Alan J. Zakon, held three meetings during the Company's last fiscal year.

     The Compensation Committee of the Board reviews, approves or makes recommendations to the Board regarding compensation policies and programs of the Company including the salaries, annual incentive and long-term incentive awards for executive officers of the Company. The Committee administers the Company's 1991 Stock Incentive and Performance Share Plans. The Compensation Committee, which presently consists of Mr. Alan J. Zakon, Chairman, Ms. Ann D. Jordan and Mr. Melvin A. Wilmore, held four meetings during the Company's last fiscal year.

     The Board does not currently have a nominating committee.

     The Board met five times during the Company's last fiscal year. During the Company's last fiscal year, no member of the Board attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board (held during the period for which he or she has been a director) and (ii) the total number of meetings held by all committees of the Board on which he or she served (during the period that he or she served).

COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company ("Non-Employee Directors") receive an annual fee of $20,000 and an attendance fee of $1,000 for each Board meeting or Committee meeting attended. The Chairman of each Committee also receives an additional attendance fee of $250 for each meeting chaired. Non-Employee Directors are reimbursed for the reasonable expenses of each Board or Committee meeting attended.

     Pursuant to the terms of the Company's 1991 Stock Incentive Plan, Non-Employee Directors receive a one-time award of a non-qualified stock option covering 8,000 shares of Class A common stock upon the date they are first elected to the Board, and also automatically receive each year a non-qualified stock option covering 2,000 shares of Class A common stock immediately following each annual meeting of the Company's stockholders. Non-Employee Directors are also eligible for a retirement benefit after completing five years of service as a Non-Employee Director. The benefit is equal to the annual fee paid to all Non-Employee Directors at the time of retirement and is payable annually for the number of years served as a Non-Employee Director.

     Directors who are also employees of the Company receive no additional compensation for their service as directors or as members of Committees of the Board.

                             EXECUTIVE COMPENSATION

     The Summary Compensation Table sets forth individual compensation information paid by the Company and its subsidiaries to the Chief Executive Officer and the most highly paid executive officers (the "Named Executive Officers"), for services rendered in all capacities during the fiscal years ended February 1, 1997 ("1996"), February 3, 1996 ("1995"), and January 28, 1995
("1994").

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM COMPENSATION
                                                                          ---------------------------------------
                                                                                   AWARDS
                                          ANNUAL COMPENSATION             ------------------------      PAYOUTS
                                  ------------------------------------    RESTRICTED    SECURITIES    -----------
                                                          OTHER ANNUAL      STOCK       UNDERLYING    PERFORMANCE     ALL OTHER
       NAME AND                    SALARY      BONUS      COMPENSATION      AWARDS       OPTIONS        SHARES       COMPENSATION
  PRINCIPAL POSITION     YEAR       ($)         ($)          ($)(1)         ($)(2)         (#)            ($)           ($)(3)
----------------------   -----    --------    --------    ------------    ----------    ----------    -----------    ------------
John W. Hechinger, Jr.    1996     600,000     318,000       269,200           0            49,000         0            382,415
  Chairman & Chief        1995     541,667           0             0           0            74,500         0             98,087
  Executive Officer       1994     483,333     172,000             0           0            40,825         0            100,679
Kenneth J. Cort           1996     535,000     283,550       129,200           0            38,500         0            134,665
  President & Chief       1995     478,334           0             0           0           519,250         0              4,012
  Operating Officer       1994     416,667     215,000        92,399           0            36,289         0                893
W. Clark McClelland       1996     335,000     177,550       247,200           0            26,666         0            264,665
  Executive Vice          1995     332,500           0             0           0           113,333         0              3,012
  President & Chief       1994     316,667     101,000             0           0            24,742         0              6,929
  Financial Officer

---------------
(1) For 1996, each amount represents an auto allowance of $13,200 and the Federal and State taxes paid on each executive's behalf in connection with the purchase of annuities under the Supplemental Executive Retirement Plan ("SERP"). The SERP benefit is described under "Pension and Retirement Plans" on page seven. In employing Mr. Cort in December 1992, the Company provided relocation benefits to assist his move to the Washington, D.C. area. These benefits included reimbursement of loss and costs associated with the sale of his principal residence, as well as, transportation, temporary living, storage, home purchase and other related costs. A portion of these benefits, along with an auto allowance, were paid in 1994.

(2) For each of the Named Executive Officers, the number and value of the aggregate restricted stock holdings at the end of the past fiscal year was as follows: John W. Hechinger, Jr., 0/$0; Kenneth J. Cort, 25,500/$51,797; and W. Clark McClelland, 0/$0. The unvested portion of Mr. Cort's restricted stock awards outstanding will vest January 11, 1998. Kenneth J. Cort and W. Clark McClelland had 17,000 and 8,000 shares, respectively, become unrestricted in 1996.

(3) For Messrs. Hechinger, Jr., Cort and McClelland, the 1996 amount includes $283,000, $129,000 and $259,000, respectively, representing the value of annuities purchased on behalf of each executive pursuant to the SERP. The SERP benefit is described under "Pension and Retirement Plans" on page seven. For Mr. Hechinger, Jr., the amounts in each year also includes an advance of $93,750 made by the Company pursuant to a Split Dollar Life Insurance arrangement entered into in 1994. Under this arrangement, a trust established by Mr. Hechinger, Jr. has acquired an interest in a life insurance policy on the life of Mr. Hechinger, Jr. and his spouse in the amount of $3,460,000. The trust is responsible for the payment of premiums on the policy. Each year, for up to twelve years, the Company has agreed to advance the premium on the policy up to $93,750 annually. The life insurance policy has been assigned to the Company as security for the amounts advanced and upon the earliest of termination of employment other than by death or disability, age 65, or the death of Mr. Hechinger, Jr. and his spouse, the Company is entitled to be reimbursed directly from the carrier for the amounts advanced. The amounts also include contribution by the Company to the Hechinger Profit Sharing and 401K Plans. Company contributions to the Profit Sharing Plan are in such amounts as may be determined by the Board up to the maximum amount allowable under the Internal Revenue Code of 1986, as amended (the "Code"). Company contributions to the 401K Plan represent a match of 50% of a participant's first 6% of pay contributed subject to the maximum amount allowable under the Code. Company contributions become 100% vested in both plans after a participant completes prescribed Plan Service and in certain other circumstances.

     All stock options granted to the Named Executive Officers for the three previous fiscal years are disclosed in the Summary Compensation Table. The table below restates the options granted to the Named Executive Officers in the last fiscal year, and provides other information regarding such grants, including an estimate of the Grant Date Present Value. Stock Options are granted pursuant to the 1991 Stock Incentive Plan. The Company has not granted any stock appreciation rights.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                     INDIVIDUAL GRANTS                            GRANT DATE VALUE
                             ------------------------------------------------------------------   ----------------
                                                       PERCENT OF
                                   NUMBER OF              TOTAL        EXERCISE OR
                             SECURITIES UNDERLYING   OPTIONS GRANTED   BASE PRICE                    GRANT DATE
                                OPTIONS GRANTED      TO EMPLOYEES IN    PER SHARE    EXPIRATION    PRESENT VALUE
            NAME                    (#)(1)             FISCAL YEAR       ($/SH.)        DATE           ($)(2)
--------------------------------------------------   ---------------   -----------   ----------   ----------------
John W. Hechinger, Jr.               49,000                6.3%          $ 3.875        3/12/06       $142,100
Kenneth J. Cort                      38,500                4.9%          $ 3.875        3/12/06       $111,650
W. Clark McClelland                  26,666                3.4%          $ 3.875        3/12/06       $ 77,331

---------------
(1) The options to purchase these shares were granted on March 12, 1996 at an exercise price equal to the fair market value of the Class A common stock on that date. The options will vest on March 12, 1998.

(2) The estimated grant date present value reflected in the above table is determined by using the Black-Scholes model. The material assumptions and adjustments incorporated in the Black-Scholes model in estimating the value of the options reflected in the above table include the following: (a) An exercise price on the options as disclosed above which is equal to, or greater than, the fair market value of the underlying stock on the date of grant; (b) Option terms of ten years; (c) An interest rate of 6.27%, representing the interest rate on a U.S. Treasury security with a maturity date corresponding to that of the option term as of the date of grant; (d) Volatility of 58%, calculated using daily stock prices for the one year period prior to the date of grant; and (e) No dividend payments.

     The ultimate value of the options will depend on the future market price of the Company's stock, which cannot be forecasted with reasonable accuracy. The actual value, if any, an executive will realize upon exercise of an option will depend on the excess of the market value of the Company's common stock over the exercise price on the date the option is exercised.

     The following table sets forth certain information on options exercised during the last fiscal year and unrealized value for both exercisable and unexercisable options at fiscal year end.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR,
                       AND FISCAL YEAR END OPTION VALUES

                                                       NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                            SHARES                    UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                           ACQUIRED                 OPTIONS AT FISCAL YEAR END        AT FISCAL YEAR END(1)
                              ON        VALUE      ----------------------------    ----------------------------
                           EXERCISE    REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
          NAME               (#)         ($)           (#)             (#)             ($)             ($)
------------------------   --------    --------    -----------    -------------    -----------    -------------
John W. Hechinger, Jr.         0          --         571,554         203,500            0               0
Kenneth J. Cort                0          --          73,622         557,750            0               0
W. Clark McClelland            0          --          98,431         139,999            0               0

---------------
(1) Market value of stock at fiscal year end less exercise price, before payment of applicable income taxes.

     The following table sets forth certain information as to awards under the Company's Performance Share Plan and Performance Restricted Stock Awards under the 1991 Stock Incentive Plan. The Performance Share Plan provides for the award of "Performance Grants" to officers and key employees of the Company and its subsidiaries. "Performance Grants" are rights to earn shares of the Class A common stock ("Performance Shares"), if certain performance goals are met during a specified time period. Performance Restricted Stock awards are similar to "Performance Grants", except that, in addition to meeting specified performance goals, a recipient must also satisfy prescribed vesting requirements.

     The Performance Share Plan and the 1991 Stock Incentive Plan are administered by the Compensation Committee. No grantee has any voting or dividend rights, or other rights of a stockholder in respect of any Performance Shares or Performance Restricted Stock until his name is recorded in the Company's stockholder ledger as a record holder of shares of Class A common stock.

              LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

                             NUMBER OF
                            PERFORMANCE                                   ESTIMATED FUTURE PAYOUT
                             SHARES AND                                    OF PERFORMANCE SHARES
                            PERFORMANCE                              AND PERFORMANCE RESTRICTED STOCK
                             RESTRICTED                              ---------------------------------
                           STOCK GRANTED      PERFORMANCE PERIOD     THRESHOLD     TARGET     MAXIMUM
         NAME                  (#)(1)            UNTIL PAYOUT           (#)          (#)        (#)
-----------------------    --------------     -------------------    ----------    -------    --------
John W. Hechinger, Jr.            0                   --                 --          --          --
Kenneth J. Cort                   0                   --                 --          --          --
W. Clark McClelland               0                   --                 --          --          --

---------------
(1) No Performance Shares or Performance Restricted Stock was granted in 1996.

PENSION AND RETIREMENT PLANS

     The Company had maintained a tax-qualified defined benefit pension plan (the "Pension Plan") pursuant to which employees of the Company or its participating subsidiaries who had completed one Year of Service, as that term is defined in the Pension Plan, and who were at least 21 years old, were eligible to participate. The Company terminated the Pension Plan effective December 31, 1995 (the "Termination Date"). As a result of the termination, each participant was eligible to receive the value of his or her accrued benefit as of the Termination Date in the form of an annuity or lump-sum settlement. The total annual normal retirement benefit accrued as of the Termination Date under the Pension Plan for each Named Executive Officer was as follows: John W. Hechinger, Jr., $31,965; Kenneth J. Cort, $4,465; and W. Clark McClelland, $32,252. Each participant, including the Named Executive Officers, received the value of his or her accrued benefit in 1996.

     The Company has also entered into agreements with the Named Executive Officers pursuant to the Supplemental Executive Retirement Plan (the "SERP"). These agreements provide for retirement benefits equal to 65% of the participant's average annual compensation as defined by the agreements (and excluding certain non-cash compensation such as income from the exercise of stock options and other extraordinary items) for the five highest-paid years of the last ten years of his or her employment, multiplied by a fraction, the numerator of which is the executive's months of employment by the Company not in excess of 360 and the denominator of which is 360. Such benefits are reduced by the amount of an executive's Social Security benefits and payments under the Pension, Profit Sharing and 401K Plans of the Company. Benefits generally vest and are payable at age 65, except to the extent funded with annuity purchases as described below, or in certain other cases including disability or Board approved early retirement. If the participant dies prior to retirement, the participant's named beneficiary will receive an amount equal to 50% of his or her prior year's compensation, payable in equal monthly installments, until the later of the month following the month when the participant would have become 65 or the 120th monthly payment. The agreements also provide for limited cost of living adjustments to an executive's retirement benefits.

     The estimated total annual normal retirement benefits accrued as of December 31, 1996 under the SERP for each Named Executive Officer are as follows: John W. Hechinger, Jr., $29,403; Kenneth J. Cort, $13,100; and W. Clark McClelland, $17,423. The Company has agreed to purchase annuities to satisfy certain obligations under the SERP for the Named Executive Officers that will accrue through December 31, 1997 and pay Federal and State taxes on behalf of such persons in connection with these purchases. Such purchases and related tax payments are made in the year following the year the obligation was accrued. The annuity reduces the Company's obligations under the SERP and the amounts above have been reduced accordingly. The benefit payable under the SERP is based on the following years of service credit: John W. Hechinger, Jr., 25; Kenneth J. Cort, 4; and W. Clark McClelland, 21.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL
ARRANGEMENTS

     The Company has entered into severance agreements with each of the Named Executive Officers pursuant to which in lieu of benefits under the Company's existing severance policy, the executive will receive, upon his termination of employment by the Company for other than cause, death, disability or retirement, salary continuation for twelve months (twenty four months if the executive signs a release) and the average of the executive's last three annual bonuses. In addition, the executive will receive during the period of such salary continuation, existing medical and dental coverage (provided the executive pays the premiums due under such plans), merchandise discounts, outplacement services and car allowances. In the event that such termination (including, in this event by the executive with good reason) occurs within two years following a change in control, the executive will receive a benefit equal to three times the sum of his annual salary and the average of his last three annual bonuses in lieu of salary continuation and the bonus payment described above. In this event, he will also receive the continuation of benefits described above but will receive such benefits for thirty six months. The severance agreements contain confidentiality requirements applicable to the executive during and after his employment with the Company.

     Change in Control Arrangements are also provided in: (i) the 1992 Restricted Stock Award Agreement pursuant to which 25,500 shares of stock remain restricted for Mr. Cort; (ii) the Stock Option Agreements pursuant to which options to purchase 50,000 shares, 200,000 shares, and 308,000 shares of Class A Common Stock were granted to John W. Hechinger, Jr. in 1995, 1993 and 1991, respectively; (iii) the 1995 Stock Option Agreements pursuant to which options to purchase

500,000 shares and 100,000 shares of Class A Common Stock were granted to Mr. Cort and Mr. McClelland, respectively, and (iv) the Performance Restricted Stock Award Agreements pursuant to which 100,000 shares, 100,000 shares and 60,000 shares of Class A common stock were awarded in 1995 to Messrs. Hechinger, Jr., Cort and McClelland, respectively, (together, the "Stock Incentive Agreements"). The Stock Incentive Agreements generally provide that in the event the executive's employment is terminated following a change in control due to death, disability, by the executive for good reason or by the Company other than for cause, the restrictions on such shares or options granted shall lapse and the executive shall receive such shares or options free of restrictions.

     As described under Pension and Retirement Plans on page seven, the Company has entered into agreements with the Named Executive Officers to provide for certain retirement benefits under the Supplemental Executive Retirement Plan (the "SERP"). Under the SERP, in the event of a change in control, the Company would fund a trust for the Named Executive Officers in an amount sufficient to purchase annuities and make related tax payments for a ten year period. The trust would then purchase annuities and make related tax payments annually during the ten year period unless, within two years of the change in control, such executive's employment is terminated by the executive with good reason or by the Company for other than cause, in which case, the trust would purchase an annuity (and make the related tax payment) on behalf of the executive equal (together with any annuities already purchased for the executive by the trust) to the expected benefit over such ten year period.

     In addition, if such shares, options, SERP or severance payments become subject to certain excise taxes in connection with the events described above, the Company shall make an additional payment to the executive to compensate for such taxes. "Change in control" is defined generally to mean an acquisition of beneficial ownership of 20% or more of the Company's voting power by any person (other than the Hechinger and England families) at a time when the Hechinger and England families beneficially own securities representing less voting power than such person, as well as certain changes in the Board of Directors not approved by two-thirds of the then existing directors.

COMPENSATION COMMITTEE REPORT

     Since its inception in 1911, the Company has recognized the importance of attracting, retaining and motivating executives of outstanding abilities. The Company firmly believes that quality people are essential to future success.

     As described in the Section entitled Committees of the Board and Meetings on page four, the Compensation Committee is responsible for administering the compensation program for executive officers of the Company. The Committee's Report discusses the Company's overall compensation philosophy applicable to its executive officers and provides specific information regarding the components of compensation and bases for compensation of the Chief Executive Officer. The Compensation Committee is currently comprised of three Non-Employee Directors.

     The Omnibus Budget Reconciliation Act of 1993 (the "Revenue Act") limits the deductibility of certain compensation in excess of $1 million per year paid by a publicly traded corporation to an employee unless the compensation qualifies as "performance-based." The Compensation Committee intends that all compensation paid to executive officers, to the extent possible while consistent with its overall compensation philosophy, will qualify for deductibility under section 162(m) of the Internal Revenue Code of 1986, as amended.

     OVERALL COMPENSATION PHILOSOPHY

     The Hechinger Company's executive compensation program is designed to provide forms and levels of compensation that:

          - Enable the Company to compete effectively in the labor market, by attracting and retaining executive talent of a calibre sufficient to meet its business goals;

          - Reward executives for the accomplishment of pre-defined business goals and objectives, thereby maintaining a "pay-for-performance" environment; and

          - Motivate executives toward gains in stockholder wealth so that executives will be financially advantaged when stockholders are similarly advantaged.

     In implementing this philosophy, the Company targets its compensation plans at the competitive norm for the retail industry. The competitive norm is considered to be the average level of compensation as adjusted for company size, in available compensation surveys of the retail industry. Because of its very nature, this survey information will not include precisely the same companies included in the S&P Retail (Building Supplies) Index. In addition, individual compensation may vary from the competitive norm based on factors specific to each of the three main components of compensation described below.

     COMPONENTS OF COMPENSATION AND PERFORMANCE

          BASE SALARY

     Executive officer salaries are assessed annually. In determining the appropriateness of a salary change, the Committee has generally considered four factors:

          - The relationship between current salary and the competitive norm;

          - The average size of salary increases being granted by the retail industry;

          - Whether the responsibilities of the position have been changed during the preceding year; and

          - The general performance of the executive officer.

     As can be seen from the Summary Compensation Table, the base salary of the Chief Executive Officer, John W. Hechinger, Jr., increased by 10.8% in 1996 over 1995. This increase resulted from an adjustment made by the Committee in 1995, at which time Mr. Hechinger, Jr. was named Chairman of the Board of Directors. The Committee recommended this increase after considering the factors delineated above, in particular, changes in responsibility of the position and the fact that Mr. Hechinger's salary was below the surveyed norm for similarly sized retailers.

     Of the remaining Named Executive Officers, the base salary of Messrs. Cort and McClelland increased by 11.8% and .8%, respectively. Like Mr. Hechinger, the increase for Mr. Cort reflects an adjustment made in 1995 primarily in recognition of the increased responsibility Mr. Cort assumed at that time by being named President and Chief Operating Officer of the Company. Mr. Cort had previously been President of the Company's Hechinger Stores subsidiary. The base salaries of the Named Executive Officers have not changed since October 1995.

          ANNUAL INCENTIVES

     Annual incentives (or bonuses) are based on performance and are intended to focus management's attention on key financial and strategic results. It is possible that no annual awards may be paid if corporate and subsidiary performance objectives are not achieved.

     The annual performance measure adopted for the fiscal year ended February 1, 1997 ("1996") provided for awards which were based on the financial performance of the consolidated Company versus a pre-established profit and loss goal. Bonuses paid to the Chief Executive Officer and other Named Executive Officers reflected the attainment of goal. Bonus targets for the Chief Executive Officer and other Named Executive Officers are 50% of year end salary.

          LONG-TERM INCENTIVES

     The Hechinger Company's compensation philosophy is that long-term incentives should motivate and retain executive officers. In addition, the Committee believes that compensation, particularly at the senior executive level, should be linked to changes in stockholder value. Toward this objective, the Company has awarded executive officers Stock Options, Restricted Stock, Performance Restricted Stock and Performance Shares. The size of Stock Option and Performance Share Awards are targeted to meet competitive norms in the retail industry and are primarily influenced by salary. Restricted Stock, Performance Restricted Stock and any "Special" Stock Option Grants are more greatly influenced by specific circumstances, including individual performance and anticipated responsibility. "Special" grants differ from other option grants primarily by being larger in size, providing longer vesting restrictions, and including change in control provisions. The Committee believes that these "Special" grants, Performance Restricted Stock and Restricted Stock, because of their limited use and unique objective, must be sufficient in size to provide a strong incentive for executive officers to achieve the Company's long-term business goals.

     All Stock Options have value for executive officers only if the price of the Company's stock appreciates in value from the date the Stock Options are granted. The Company has not repriced or amended the terms of outstanding Options; therefore, executive officers do not benefit from stock price appreciation unless stockholders also benefit. Certain Options were granted to each Named Executive Officer in 1996 using salary based formulas which are targeted to meet competitive norms in the retail industry. No "Special" Stock Option Grants or Restricted Stock was awarded in 1996.

     The Performance Share Plan was adopted to provide incentive compensation based on the Company's or any business unit's longer term financial performance. Under the plan, Performance Shares may be granted annually as determined by the Committee. The granting of Performance Shares to an executive has generally resulted in a reduction in the number of Stock Options which the executive would have been awarded. For participating executives, value is created under the Performance Share Plan only if the Executive's business unit substantially meets its three-year earnings targets. No Performance Shares were awarded in 1996.

     Performance Restricted Stock is similar to the granting of Performance Shares in that no shares are awarded unless specified performance targets are exceeded. Unlike Performance Shares, however, an executive must also satisfy prescribed vesting requirements. No Performance Restricted Stock was awarded in 1996.

     Over the past several years, the Committee has approved other executive compensation plans in order to attract and retain highly qualified senior executives. The Company has entered into Supplemental Executive Retirement Agreements with certain officers as discussed under Pension and Retirement Plans on page seven, and Severance Agreements with certain officers as discussed under Employment Contracts, Termination of Employment and Change in Control Arrangements on page eight. In 1994, the Company entered into a Split Dollar Life arrangement with John W. Hechinger, Jr. which will provide a supplemental death benefit.

     SUMMARY

     In summary, the Committee believes that the Company's compensation programs effectively implement its Overall Compensation Philosophy. The Committee intends to continue to change and adapt the Company's compensation programs as business circumstances dictate but will maintain its fundamental policy of linking executive compensation to corporate performance, with the appropriate balancing of both short-term and long-term objectives.

                                          COMPENSATION COMMITTEE,
                                          Alan J. Zakon, Chairman
                                          Ann D. Jordan
                                          Melvin A. Wilmore

STOCK PERFORMANCE GRAPH

     The following graph compares the Company's Class A common stock performance for each of the last five fiscal years with the performance of the Standard & Poor's 500 Stock Index ("S&P 500") and the Standard & Poor's Retail (Building Supplies) Index ("S&P Retail - Building Supplies"). The cumulative total return assumes $100 invested on January 31, 1992 and assumes reinvestment of dividends on a quarterly basis.

          COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN* HECHINGER COMPANY, S&P 500, AND S&P RETAIL - BUILDING SUPPLIES

                                                                                S&P RETAIL
        MEASUREMENT PERIOD                                                       (BUILDING
      (FISCAL YEAR COVERED)          HECHINGER COMPANY        S&P 500            SUPPLIES)
1/92                                            100.00              100.00              100.00
1/93                                             72.39              110.50              131.46
1/94                                             81.63              124.65              128.53
1/95                                             74.55              125.26              127.76
1/96                                             42.92              173.47              119.15
1/97                                             15.16              219.07              142.85

* TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS ON A QUARTERLY BASIS.

CERTAIN TRANSACTIONS

     During the last fiscal year, eleven of the Company's store sites were leased from Hechinger Enterprises ("Enterprises"), a partnership consisting of members of the Hechinger and England families. The rentals paid by the Company to Enterprises under these leases in the Company's last fiscal year were $3.3 million. In the opinion of management, the terms of these leases were at least as favorable to the Company as those of leases which the Company has with unaffiliated lessors for comparable premises.

                EQUITY SECURITIES AND PRINCIPAL HOLDERS THEREOF

     As of the Record Date, there were outstanding 32,540,274 shares of Class A common stock and 9,671,874 shares of Class B common stock. Each share of Class A common stock is entitled to one vote and each share of Class B common stock is entitled to ten votes on the matters to be voted upon at the Annual Meeting.

     As of April 15, 1997, to the knowledge of the management of the Company, the only holders of more than 5% of the outstanding shares of Class A common stock are Franklin Resources, Inc. and its two principal shareholders, Charles
B. Johnson and Rupert H. Johnson, Jr., 777 Mariners Island Blvd., San Mateo, CA 94404, who are deemed to beneficially own 3,871,776 shares, 11.9% of such stock. Of these 3,871,776 shares, Templeton Investment, Inc., 500 East Broward Blvd., Suite 2100, Fort Lauderdale, FL 33394, an investment advisory subsidiary of Franklin Resources, Inc., is deemed to beneficially own 2,125,000 shares, 6.5% of such stock. (This information is based upon Amendment No. 2 to the Schedule 13G filed with the Securities and Exchange Commission on February 12, 1997.) Members of the Hechinger and England families beneficially owned a total of 951,064 shares, 2.92% of the outstanding Class A common stock. Pursuant to a ten year voting agreement entered into in 1990 by members of the Hechinger and England families, and entities controlled by them (the "Voting Agreement"), John W. Hechinger, John W. Hechinger, Jr., and S. Ross Hechinger together hold a proxy to vote these 951,064 shares of Class A common stock held by certain members of the Hechinger and England families and certain entities controlled by them.

     The following table provides information as to the only stockholders of record known to management of the Company to own more than 5% of the outstanding shares of Class B common stock. The share totals and percentages set forth below reflect duplicative counting of shares in certain instances where the beneficial ownership is attributable to more than one stockholder in accordance with the definition of "beneficial ownership" set forth in the rules and regulations applicable to proxy statement disclosure. For example, John W. Hechinger, John
W. Hechinger, Jr., and S. Ross Hechinger are deemed to each have beneficial ownership of 8,380,813 shares of Class B common stock for which they together hold a proxy to vote pursuant to the Voting Agreement, as described below. The address for each individual and entity listed in the following table is 1801 McCormick Drive, Largo, Maryland 20774.

                                                             CLASS B SHARES
                                                              BENEFICIALLY              PERCENT OF
                     NAME AND ADDRESS                            OWNED                   CLASS B
----------------------------------------------------------   --------------             ----------
Joan England Akman                                                478,132(2)               4.94%
Catherine S. England                                              541,002(3)               5.59%
Lois H. England                                                         0                     0%
Richard England                                                         0                     0%
Richard England, Jr.                                            1,048,983(4)              10.85%
John W. Hechinger                                               8,380,813(5)(1)           86.65%
John W. Hechinger, Jr.                                          8,380,813(6)(1)           86.65%
June R. Hechinger                                               2,502,869(7)              25.88%
S. Ross Hechinger                                               8,380,813(8)(1)           86.65%
Nancy Hechinger Lowe                                              901,043(9)               9.32%
Sally Hechinger Rudoy                                             831,042(10)              8.59%
June Limited Partnership(11)                                    2,601,229                 26.89%
Lois Associates Limited Partnership(12)                         1,386,455                 14.33%

---------------
 (1) Members of the Hechinger and England families beneficially own a total of 8,380,813 shares (86.65%) of the outstanding Class B common stock. Pursuant to the Voting Agreement with members of the Hechinger and England families and entities controlled by them, John W. Hechinger, John W. Hechinger, Jr., and S. Ross Hechinger together hold a proxy to vote these 8,380,813 shares of Class B common stock held by certain members of the Hechinger and England families and entities controlled by them.

 (2) Represents 467,262 shares held indirectly by Ms. Akman by virtue of her holdings in family partnerships and 10,870 shares held indirectly by Ms. Akman as custodian for her minor children.

 (3) Represents 59,160 shares held directly by Ms. England, 467,262 shares held indirectly by Ms. England by virtue of her holdings in family partnerships, 6,715 shares held directly by Ms. England's former spouse and 7,865 shares held indirectly by Ms. England as custodian for her minor children.

 (4) Represents 581,722 shares held directly by Mr. England, Jr. and 467,261 shares held indirectly by Mr. England, Jr. by virtue of his holdings in family partnerships.

 (5) Includes 1,009,336 shares held directly by Mr. Hechinger, 669,824 shares held indirectly by Mr. Hechinger by virtue of his holdings in a family partnership and a family trust, 489,917 shares held directly by Mr. Hechinger's spouse and 333,792 shares held indirectly by Mr. Hechinger's spouse by virtue of her ownership interest in a family partnership.

 (6) Includes 376,566 shares held directly by Mr. Hechinger, Jr., 628,383 shares held indirectly by Mr. Hechinger, Jr. by virtue of his holdings in family partnerships and his children's trusts, 5,827 shares held directly by Mr. Hechinger, Jr.'s spouse, 4,614 shares held indirectly by Mr. Hechinger, Jr.'s spouse as custodian for her minor children and 23,481 shares held indirectly by Mr. Hechinger, Jr. as custodian for his minor children.

 (7) Represents 489,917 shares held directly by Mrs. Hechinger, 333,792 shares held indirectly by Mrs. Hechinger by virtue of her holdings in a family partnership, 1,009,336 shares held directly by Mrs. Hechinger's spouse and 669,824 shares held indirectly by Mrs. Hechinger's spouse by virtue of his ownership interest in a family partnership and a family trust.

 (8) Includes 471,180 shares held directly by Mr. Hechinger, 538,383 shares held indirectly by Mr. Hechinger by virtue of his holdings in family partnerships, 5,827 shares held directly by Mr. Hechinger's spouse and 23,481 shares held indirectly by Mr. Hechinger as custodian for his minor children.

 (9) Represents 323,404 shares held directly by Mrs. Lowe, 556,158 shares held indirectly by Mrs. Lowe by virtue of her holdings in family partnerships and her children's trusts, 5,827 shares held directly by Mrs. Lowe's spouse and 15,654 shares held indirectly by Mrs. Lowe as custodian for her children.

(10) Represents 271,180 shares held directly by Mrs. Rudoy, 538,381 shares held indirectly by Mrs. Rudoy by virtue of her holdings in family partnerships, 5,827 shares held directly by Mrs. Rudoy's spouse and 15,654 shares held indirectly by Mrs. Rudoy as custodian for her minor children.

(11) June Limited Partnership is a partnership consisting of members of the family of John W. Hechinger.

(12) Lois Associates Limited Partnership is a partnership consisting of members of the family of Richard England.

     The following table sets forth the beneficial ownership of the Company's common stock by each of the directors and nominees, each Named Executive Officer, and all of the Company's directors and executive officers as a group as of April 15, 1997.

                                 CLASS A SHARES                         CLASS B SHARES
                                  BENEFICIALLY                           BENEFICIALLY
                                     OWNED                                  OWNED
             NAME                APRIL 15, 1997          % OF CLASS     APRIL 15, 1997     % OF CLASS
------------------------------   --------------         -------------   --------------    -------------
John W. Hechinger                            (1)(3)          (1)                   (1)         (1)
Kenneth J. Cort                       118,372(3)        less than 1%                --         --
John W. Hechinger, Jr.                       (2)(3)          (2)                   (2)         (2)
S. Ross Hechinger                            (2)(3)          (2)                   (2)         (2)
Ann D. Jordan                          14,300(3)        less than 1%                --         --
W. Clark McClelland                   159,145(3)        less than 1%             1,592    less than 1%
Robert S. Parker                            0(3)             --                     --         --
Melvin A. Wilmore                           0(3)             --                     --         --
Alan J. Zakon                          14,000(3)        less than 1%             2,000    less than 1%
All Directors and Executive         2,010,426               6.18%            8,384,405       86.69%
  Officers as a group (9
  persons)

---------------
(1) By virtue of their direct holdings of the Company's shares, their ownership interests in a family partnership and a family trust, and stock option grants which are currently exercisable into Class A Common Stock, Mr. and Mrs. John W. Hechinger own 77,360 shares (.24%) and 67,335 shares (.21%), respectively, of Class A common stock and 1,679,160 shares (17.36%) and 823,709 shares (8.52%), respectively, of Class B common stock. Pursuant to the Voting Agreement with members of the Hechinger and England families and entities controlled by them, John W. Hechinger, together with John W. Hechinger, Jr. and S. Ross Hechinger, holds a proxy to vote a total of 951,064 shares (2.92%) of Class A common stock and 8,380,813 shares (86.65%) of Class B common stock held by certain members of the Hechinger and England families and certain family partnerships.

(2) John W. Hechinger, Jr. and S. Ross Hechinger are the adult sons of John W. Hechinger. By virtue of their direct holdings of the Company's shares, their spouses' holdings, their holdings as custodians for their minor children, their interests in family partnerships and their children's trusts, and stock option grants which are currently exercisable into Class A common stock, John W. Hechinger, Jr. owns 804,705 shares (2.47%) of Class A common stock and 1,038,871 shares (10.74%) of Class B common stock and S. Ross Hechinger owns 219,071 shares (.67%) of Class A common stock and 1,038,871 shares (10.74%) of Class B common stock. Pursuant to the Voting Agreement with members of the Hechinger and England families and entities controlled by them, John W. Hechinger, Jr., and S. Ross Hechinger, together with John
    W. Hechinger, hold proxies to vote a total of 951,064 shares (2.92%) of Class A common stock and 8,380,813 shares (86.65%) of Class B common stock held by certain members of the Hechinger and England families and entities controlled by them.

(3) The number and percentage of shares of Class A common stock represented in the table as beneficially owned by John W. Hechinger, Kenneth J. Cort, John
    W. Hechinger, Jr., S. Ross Hechinger, Ann D. Jordan, W. Clark McClelland, Robert S. Parker, Melvin A. Wilmore and Alan J. Zakon include 8,000; 92,872; 671,304; 74,241; 14,000; 107,014; 0; 0; and 14,000, respectively, of stock option grants which are currently exercisable into Class A common stock.

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of shares of the Company's common stock and other equity securities of the Company. Executive officers, directors and beneficial owners of greater than 10% of the Company's common stock are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based on review of the copies of such reports furnished to the Company and representations from certain persons that no other reports or forms were required for such persons, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with during the last fiscal year.

     ITEM 2 -- RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of Ernst & Young LLP, 1225 Connecticut Avenue, N.W., Washington, D.C. 20036, served as independent public accountants for the Company with respect to the fiscal year ended February 1, 1997. Services provided to the Company and its subsidiaries in fiscal 1996 included the examination of Company's consolidated financial statements, limited reviews of quarterly reports, services related to filings with the Securities and Exchange Commission and consultations on various tax and information services matters.

     Ratification of the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the votes attributable to all shares of Common Stock represented at the meeting, in person or by proxy, and entitled to vote. In determining whether the ratification of Ernst & Young LLP has received the requisite number of affirmative votes, abstentions and broker non-votes will be counted and will have the same effect as a vote against the proposal. Representatives of Ernst & Young LLP will be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders. No determination has been made as to what action the Board would take if stockholders do not ratify the selection.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE CURRENT FISCAL YEAR.

                         ITEM 3 -- STOCKHOLDER PROPOSAL

     Mr. Klaus M. Belohoubek, and his wife, Carla M. Belohoubek, P.O. Box 137 Chadds Ford, PA 19317, have informed the Company that they plan to introduce the following proposal at the Annual Meeting. Mr. and Mrs. Belohoubek jointly are the record holders of 4,500 shares of Class A common stock.

        "The Board of Directors of the Company is requested to promptly retain a nationally recognized investment banking firm in order to evaluate actions which could increase shareholder value, including, but not limited to, evaluation of a negotiated sale of all or substantially all of the Company's assets. The Board of Directors is further requested to promptly report to the shareholders on the recommendations of any investment banking firm which they may retain for this purpose. Should the Board of Directors choose not to retain the services of an investment banking firm, it is requested to report to the shareholders how each Director of the Company voted on this matter."

     Mr. and Mrs. Belohoubek's statement in support of their proposal is as follows:

        "In light of the Company's financial results over the past several years, in light of the decrease in the value of the Class A common stock of the Company, and in light of the ownership and control exercised by persons in the Hechinger family, we believe that an independent evaluation of actions which could increase shareholder value by a nationally recognized investment banking firm would be beneficial to all shareholders."

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL FOR THE FOLLOWING REASONS.

        The Board of Directors has always been, and will continue to be, active in exploring strategic alternatives to enhance shareholder value. Over the years, the Company has maintained close relationships with several nationally recognized investment banking firms and has obtained their advice on various matters relating to increasing shareholder value. Further, management regularly reviews and reports to the Board regarding the productivity of the Company's various assets and has taken action based on such review. The Board also believes that it can most effectively function when such planning and review is conducted confidentially, subject, of course, to the Company's disclosure obligations under the federal securities laws. In this way, thoughts can be freely developed and deliberated upon without concern that they will lead to rumors or actions that could harmfully restrict the Board's choices or disrupt the public market for the Company's stock.

     Approval of the stockholder proposal requires the affirmative vote of a majority of the votes attributable to all shares of Common Stock represented at the meeting, in person or by proxy, and entitled to vote. In determining whether the proposal has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against the proposal; broker non-votes will be disregarded and will have no effect on the outcome of the vote.

     ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "AGAINST" THIS PROPOSAL, AND YOUR PROXY WILL BE SO VOTED IF THE PROPOSAL IS PRESENTED UNLESS YOU SPECIFY OTHERWISE.

                            SOLICITATION OF PROXIES

     The cost of the solicitation of proxies will be borne by the Company. To assist in the proxy solicitation, the Company has engaged W. F. Doring & Co., Inc. for a fee of $2,500 plus out-of-pocket expenses. In addition to the use of the mails, proxies may be solicited personally or by telephone, by a few regular employees of the Company. The Company will reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses for sending proxy materials to principals and obtaining their proxies.

     This Proxy Statement is accompanied by the Annual Report, or has been preceded by the Annual Report of the Company, which includes financial statements for the year ended February 1, 1997. The Annual Report is not to be regarded as part of the proxy solicitation materials.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at next year's Annual Meeting must be received by the Secretary of the Company, 1801 McCormick Drive, Largo, Maryland 20774, no later than January 12, 1998, in order to be considered for inclusion in next year's Proxy Statement.

                                 OTHER MATTERS

     So far as management knows, there are no matters to come before the Annual Meeting, other than those set forth in this Proxy Statement. If any further business is properly presented to the meeting, the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

                                    By Order of the Board of Directors,

                                    /s/ MARK R. ADAMS
                                    ----------------------------------

                                    Mark R. Adams
                                    Senior Vice President,
                                    Treasurer & Secretary

                               HECHINGER COMPANY
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 10, 1997

                                COMMON CLASS A

        The undersigned, having received the notice of meeting and Proxy Statement, hereby appoints W. CLARK McCLELLAND and MARK R. ADAMS, and each of them, proxies, with full power of substitution, to act for and in the name of the undersigned to attend the annual meeting of the stockholders of HECHINGER COMPANY to be held on June 10, 1997, at 9:00 a.m. and any and all adjournments thereof, and there in their discretion to vote and act in regard to all matters which may properly come before said meeting (except those matters as to which authority is hereinafter withheld) upon and in respect of all shares of Class A common stock of said Company which the undersigned is entitled to vote, if personally present, and especially (but without limiting the general authorization and power hereby given) to vote and act as follows:

1.       ELECTION OF DIRECTORS

         FOR \ \ all nominees listed below (except as marked to the contrary below):

         WITHHOLDING AUTHORITY \  \ to vote for all nominees listed below:

         JOHN W. HECHINGER, KENNETH J. CORT, JOHN W. HECHINGER, JR.,
         S. ROSS HECHINGER, ANN D. JORDAN, W. CLARK McCLELLAND,
         ROBERT S. PARKER, MELVIN A. WILMORE, ALAN J. ZAKON

         (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)


--------------------------------------------------------------------------------

2.       FOR \  \   AGAINST \  \   ABSTAIN \  \  ratification of the
         appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending January 31, 1998;

3.       FOR \  \   AGAINST \  \   ABSTAIN  \  \  the stockholder proposal; and

4. On such other matters as may properly come before the meeting or at any adjournments thereof.

                          (Continued on reverse side)

         The shares represented by this proxy will be voted as directed by the stockholder. IF NO INSTRUCTIONS ARE INDICATED, THE UNDERSIGNED'S VOTE WILL BE CAST "FOR" THE ELECTION OF THE NINE DIRECTOR NOMINEES LISTED IN THE PROXY STATEMENT, "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP, "AGAINST" THE STOCKHOLDER PROPOSAL, AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS PRESENTED AT THE ANNUAL MEETING.



                               Dated:                 , 1997
                                     -----------------

                               -----------------------------

                               -----------------------------
                                      Signature(s)

                               Please sign exactly as your name appears hereon. For stock held jointly, each joint owner should personally sign. For stock held by corporation, please affix corporate seal. Persons signing in a fiduciary capacity, please give full title.



       THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                               HECHINGER COMPANY
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 10, 1997

                                COMMON CLASS B

        The undersigned, having received the notice of meeting and Proxy Statement, hereby appoints W. CLARK McCLELLAND and MARK R. ADAMS, and each of them, proxies, with full power of substitution, to act for and in the name of the undersigned to attend the annual meeting of the stockholders of HECHINGER COMPANY to be held on June 10, 1997, at 9:00 a.m. and any and all adjournments thereof, and there in their discretion to vote and act in regard to all matters which may properly come before said meeting (except those matters as to which authority is hereinafter withheld) upon and in respect of all shares Class B common stock of said Company which the undersigned is entitled to vote, if personally present, and especially (but without limiting the general authorization and power hereby given) to vote and act as follows:

1.       ELECTION OF DIRECTORS

         FOR \ \ all nominees listed below (except as marked to the contrary below):

         WITHHOLDING AUTHORITY \  \ to vote for all nominees listed below:

         JOHN W. HECHINGER, KENNETH J. CORT, JOHN W. HECHINGER, JR.,
         S. ROSS HECHINGER, ANN D. JORDAN, W. CLARK McCLELLAND,
         ROBERT S. PARKER, MELVIN A. WILMORE, ALAN J. ZAKON

         (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)


--------------------------------------------------------------------------------

2.       FOR \  \   AGAINST \  \   ABSTAIN \  \  ratification of the
         appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending January 31, 1998;

3.       FOR \  \   AGAINST \  \   ABSTAIN  \  \  the stockholder proposal; and

4. On such other matters as may properly come before the meeting or at any adjournments thereof.

                          (Continued on reverse side)

         The shares represented by this proxy will be voted as directed by the stockholder. IF NO INSTRUCTIONS ARE INDICATED, THE UNDERSIGNED'S VOTE WILL BE CAST "FOR" THE ELECTION OF THE NINE DIRECTOR NOMINEES LISTED IN THE PROXY STATEMENT, "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP, "AGAINST" THE STOCKHOLDER PROPOSAL, AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS PRESENTED AT THE ANNUAL MEETING.



                               Dated:                 , 1997
                                     -----------------

                               -----------------------------

                               -----------------------------
                                      Signature(s)

                               Please sign exactly as your name appears hereon. For stock held jointly, each joint owner should personally sign. For stock held by corporation, please affix corporate seal. Persons signing in a fiduciary capacity, please give full title.



       THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS